Exhibit 99.1

Ocean Power Technologies Secures Orders Exceeding $1.25 Million for Fully Integrated WAM-V Unmanned Surface Vehicles

Surge in Demand for Innovative Maritime Solutions Drives Significant Orders for OPT’s Cutting-Edge WAM-V USVs

MONROE TOWNSHIP, NJ, February 12, 2024- Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced it has received multiple orders for fully integrated WAM-V Unmanned Surface Vehicles (USVs) totaling over $1.25 million. These orders underscore the growing demand for OPT’s advanced marine technologies and their applications in maritime surveillance, environmental monitoring, and ocean data collection.

The WAM-V USV is at the forefront of maritime innovation, designed for superior performance in various ocean conditions. Its versatility and reliability make it an ideal choice for a wide range of marine applications, from data collection and security surveillance to environmental monitoring.

Philipp Stratmann, President, and CEO of Ocean Power Technologies expressed his enthusiasm for this significant achievement: “We are incredibly proud to see the heightened interest and trust in our WAM-V technology from clients across the globe. This achievement is a testament to our team’s relentless dedication to pushing the boundaries of marine technology and providing our clients with solutions that meet their complex and evolving needs. As we continue to innovate, we are committed to playing a pivotal role in the advancement of sustainable and efficient ocean-based operations.”

The recent commercial orders come from clients in Latin America, highlighting the wide-ranging capabilities and applications of the WAM-V USVs. OPT’s commitment to delivering customizable and scalable solutions has positioned the company as a preferred partner in the industry.

For more information about Ocean Power Technologies and their innovative solutions, please visit our website: Ocean Power Technologies

ABOUT OCEAN POWER TECHNOLOGIES:

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vehicles (USVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or OPTT@investor.morrowsodali.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com